SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE ULTIMATE SOFTWARE GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

April 14, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (the “Company” or “Ultimate Software”), which will be held on Tuesday, May 16, 2006, at 10:00 a.m. (EDT), at the Company’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 (the “Annual Meeting”).

The principal business of the meeting will be (i) to elect three directors to serve for a three-year term or until their successors are duly elected and qualified; (ii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and (iii) to transact such other business as may properly come before the meeting or any postponement or adjournment thereof. During the Annual Meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2006.

Whether you plan to attend the Annual Meeting or not, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

For your benefit, enclosed is a copy of Ultimate Software’s Annual Report to Stockholders, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission, which includes audited consolidated financial statements and notes thereto. We thank you for your continued interest in Ultimate Software.

Sincerely yours,

Scott Scherr
Chairman, President and Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS MAY 16, 2006
SOLICITATION OF PROXIES
VOTING RIGHTS AND PROCEDURES
PROPOSAL I — ELECTION OF DIRECTORS
PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
OTHER MATTERS

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2006

TO THE STOCKHOLDERS OF THE ULTIMATE SOFTWARE GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (the “Company”) will be held on Tuesday, May 16, 2006, at 10:00 a.m. (EDT), at the Company’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 for the following purposes:

1. To elect three directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Holders of record of the voting stock of the Company at the close of business on March 17, 2006 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Enclosed are a Proxy Statement, a form of proxy and an addressed return envelope. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Stockholders who attend the meeting may, if they desire, revoke their proxies and vote in person.

By Order of the Board of Directors:

Vivian Maza
Secretary

Weston, Florida
April 14, 2006

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2006

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of The Ultimate Software Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 16, 2006, at 10:00 a.m. (EDT), at the Company’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 and at any postponement or adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy and the Company’s Annual Report to Stockholders for 2005 including therewith the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”), are first being mailed to stockholders commencing on or about April 14, 2006.

Proxies are being solicited from holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”). If a proxy is properly executed and returned, the shares represented by it will be voted and, where specification is made by the stockholder as provided in such proxy, will be voted in accordance with such specification. Unless a stockholder specifies otherwise, all shares represented by valid proxies will be voted (i) FOR the election of the persons named in this Proxy Statement as nominees of the Company under the heading “Election of Directors;” (ii) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and (iii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

SOLICITATION OF PROXIES

The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by directors, officers and other employees of the Company without additional compensation. Brokers, dealers, banks, voting trusts, custodians and other institutions, and their nominees, who are holders of shares of the Company’s Common Stock on the Record Date, referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy material to their beneficial owners.

VOTING RIGHTS AND PROCEDURES

Only stockholders of record of the Common Stock of the Company at the close of business on March 17, 2006 (the “Record Date”), will be entitled to vote at the Annual Meeting. As of that date, a total of 24,139,747 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

A majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of or against such matter.

Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast is required for the election of directors. If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. In the election of directors, abstentions will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Abstentions will not be counted either for or against the proposal for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006.

A stockholder may revoke a proxy at any time prior to its exercise by giving to the Secretary of the Company a written notice of revocation of the proxy’s authority prior to the voting thereof or by submitting a duly executed proxy bearing a later date, or by voting in person, at the Annual Meeting.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of the Company is currently composed of six members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. Marc D. Scherr, James A. FitzPatrick, Jr. and Rick A. Wilber are the directors in the class whose term expires at the Annual Meeting.

The Board has nominated Messrs. Marc D. Scherr, James A. FitzPatrick, Jr. and Rick A. Wilber for election to the Board at the Annual Meeting for a term of three years, expiring at the 2009 Annual Meeting, and each has indicated a willingness to serve. Mr. Scott Scherr serves in the class whose term expires at the Annual Meeting in 2007. Messrs. LeRoy A. Vander Putten and Robert A. Yanover serve in the class whose term expires at the Annual Meeting in 2008.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect the nominees as directors. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Messrs. Marc D. Scherr, James A. FitzPatrick, Jr. and Rick A. Wilber, unless authority is withheld by the stockholder in the proxy. In the event that any of Messrs. Marc D. Scherr, James A. FitzPatrick, Jr. or Rick A. Wilber becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board.

The following table sets forth certain information concerning the nominees, based on data furnished by them. Information regarding incumbent directors whose terms are not expiring is included in the section labeled “Directors and Executive Officers” below.

Name of Nominee	Age	Principal Occupation	Director Since

Marc D. Scherr	48	Vice Chairman and Chief Operating Officer, The Ultimate Software Group, Inc.	April 1996
James A. FitzPatrick, Jr.	56	Partner, Dewey Ballantine LLP	July 2000
Rick A. Wilber	59	President, Lynn’s Hallmark Cards	October 2002

Marc D. Scherr has been a director of the Company since its inception in April 1996 and has served as Vice Chairman since July 1998 and as Chief Operating Officer since October 2003. Mr. Scherr is also a member of the Executive Committee of the Board. Mr. Scherr became an executive officer of the Company effective March 1, 2000. Mr. Scherr served as a director of Gerschel & Co., Inc., a private investment firm from January 1992 until March 2000. In December 1995, Mr. Scherr co-founded Residential Company of America, Ltd. (“RCA”), a real estate firm, and served as President of its general partner until March 2000. Mr. Scherr also served as Vice President of RCA’s general partner from its inception in August 1993 until

December 1995. From 1990 to 1992, Mr. Scherr was a real estate pension fund advisor at Aldrich, Eastman & Waltch. Previously, he was a partner in the Boston law firm of Fine & Ambrogne. Mr. Scherr is the brother of Scott Scherr, Chairman of the Board, President and Chief Executive Officer of the Company.

James A. FitzPatrick, Jr. has served as a director of the Company since July 2000. Mr. FitzPatrick, Jr. is a partner in the law firm Dewey Ballantine LLP, which provides legal services to the Company. Before joining Dewey Ballantine LLP as a partner in February 1989, Mr. FitzPatrick was a partner in the law firm LeBoeuf, Lamb, Leiby & MacRae.

Rick A. Wilber has served as a director of the Company since October 2002 and is a member of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Wilber formerly served on the Company’s Board of Directors from October 1997 through May 2000. Since 1995, Mr. Wilber has been the President of Lynn’s Hallmark Cards, which owns and operates a number of Hallmark Card stores. Mr. Wilber was a co-founder of Champs Sports Shops and served as its President from 1974 to 1984. He served on the Board of Royce Laboratories, a pharmaceutical concern, from 1990 until April 1997, when the company was sold to Watson Pharmaceuticals, Inc., a pharmaceutical concern.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. MARC D. SCHERR, JAMES A. FITZPATRICK, JR. AND RICK A. WILBER AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2009 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

PROPOSAL II —  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board (the “Audit Committee”) has appointed KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006. KPMG LLP has served as the independent registered public accounting firm for the Company since 2002. A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. The representative will also be available to respond to appropriate questions from stockholders.

Shareholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Abstentions will not be counted either for or against the proposal for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Board Meetings and Committees of the Board

During fiscal 2005, the Board held four meetings. During fiscal 2005, each director holding office during the year attended at least 80% of the meetings of the Board and 75% of the meetings of the committees of the Board on which he served. The Board has an Executive Committee, an Audit Committee and a Compensation Committee, which are described below.

Interested parties may communicate with the Board, anonymously if they wish, by sending a written note or memo to the Secretary, The Ultimate Software Group, Inc., 2000 Ultimate Way, Weston, Florida 33326. Communications that are intended specifically for non-management or independent directors should be sent to the above address to the attention of the Chairman of the Audit Committee. All such communications will be delivered unopened by the Secretary to the Chairman of the Board or the Chairman of the Audit Committee, as applicable.

The Board has determined that the following individuals are independent directors within the meaning of the rules of the National Association of Securities Dealers, Inc. (“NASD”): James A. FitzPatrick, Jr., LeRoy A. Vander Putten, Rick A. Wilber and Robert A. Yanover. The independent directors met regularly in executive session and outside the presence of the Company’s management throughout the 2005 fiscal year, and will do so throughout fiscal 2006 in compliance with the NASD rules.

The Board does not have a standing nominating committee or committee performing similar functions. The Board has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board and because the entire Board functions in the capacity of a nominating committee.

When considering potential director candidates, the Board considers the candidate’s independence (as mandated by the NASD rules), character, judgment, age, skills, financial literacy, and experience in the context of the needs of the Company and the Board. In 2005, the Company did not pay any fees to a third party to assist in identifying or evaluating potential nominees.

The Board will consider director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other directors. The name and qualifications of, and other information specified in the Company’s Bylaws with respect to, any recommended candidate for director should be sent to the attention of the Secretary of the Company in accordance with the procedures set forth under the caption “Stockholder Proposals for the 2007 Annual Meeting.”

The Company does not have a policy with respect to attendance by the directors at the Annual Meeting of Stockholders. One of the six members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

Executive Committee.  The Executive Committee is composed of Messrs. Scott Scherr (Chairman), Marc D. Scherr and Robert A. Yanover. The Executive Committee has the authority to exercise (except as provided by law or as may have been specifically reserved by or for the Board) all the powers and authority of the Board in the management of the business and affairs of the Company between regular meetings of the Board and while the Board is not in session. The Executive Committee held no meetings during fiscal 2005.

Audit Committee.  Messrs. Robert A. Yanover (Chairman), Rick A. Wilber and LeRoy A. Vander Putten are members of the Audit Committee. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and reviews the independence of the Company’s auditors. The Audit Committee held five meetings during fiscal 2005.

The Board has determined that the Audit Committee’s current member composition satisfies the NASD rules that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200 (a)(15). The Board of Directors has determined that Mr. LeRoy A. Vander Putten is an “audit committee financial expert” in accordance with Section 407 of the Sarbanes-Oxley Act and as defined in Item 401(h) of Regulation S-K.

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005 was KPMG LLP. A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. The representative will also be available to respond to appropriate questions from stockholders.

Compensation Committee.  Messrs. LeRoy A. Vander Putten (Chairman), Robert A. Yanover and Rick A. Wilber are members of the Compensation Committee. The Compensation Committee is responsible for determining the compensation and benefits for the executive officers of the Company and administers the

Company’s stock-based plans and oversees such other benefit plans as the Company may from time to time maintain. The Compensation Committee held five meetings during fiscal 2005.

Director Compensation

As compensation for serving on the Board, each non-employee director of the Company receives a quarterly retainer of $5,000, payable exclusively in the form of options to purchase Common Stock granted under the Company’s 2005 Equity and Incentive Plan (the “Plan”). Additional compensation is provided for serving on Committees of the Board, payable exclusively in the form of options to purchase Common Stock under the Plan, as follows: (1) the Chairman of the Audit Committee receives a quarterly retainer of $1,250; (2) the Chairman of the Compensation Committee receives a quarterly retainer of $625; (3) for attendance at each Compensation Committee meeting, each Committee member receives $1,000 and the Chairman of the Compensation Committee receives $2,000; (4) for attendance at each Audit Committee meeting, each Committee member receives $1,500 and the Committee Chairman receives $2,500. All such options are fully vested upon the date of grant and have an exercise price equal to 30% of the fair market value of the Company’s Common Stock on the date of grant. The total discount from fair market value on all options granted to directors for a calendar quarter is equivalent to the retainer fees and board committee fees earned by the non-employee directors for such quarter. Options to purchase Common Stock granted to the non-employee directors under the Plan may not be exercised until the earliest to occur of (i) the fifth anniversary of the date of grant, (ii) the date on which the non-employee director ceases to be a member of the Board and (iii) a change in control of the Company, as defined in the Plan (“Change in Control”). All directors are reimbursed (in cash) for expenses incurred in connection with their attendance at Board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of February 17, 2006 (unless otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; and (ii) each of the Company’s directors and executive officers and all directors and executive officers of the Company as a group.

	Amount and Nature
	of Beneficial	Percent
Name and Address of Beneficial Owner	Ownership (1)	of Class (2)

William Blair & Company, L.L.C. (3)	2,869,339	11.9%
222 W. Adams Chicago, IL 60606
Arbor Capital Management LLC and Rick D. Leggott (4)	2,277,900	9.5%
One Financial Plaza 120 South Sixth Street, Suite 1000 Minneapolis, MN 55402
Janus Capital Management LLC	2,040,111	8.5%
and Janus Venture Fund (5) 100 Fillmore Street Denver, CO 80206
MFS Investment Management	1,824,500	7.6%
500 Boylston Street (6) Boston, MA 02116
Scott Scherr (7)	787,500	3.3%
Marc D. Scherr (8)	641,901	2.7%
Mitchell K. Dauerman (9)	235,500	1.0%
James A. FitzPatrick, Jr. (10)	60,290	*
LeRoy A. Vander Putten (11)	80,996	*
Rick A. Wilber (12)	381,655	1.6%
Robert A. Yanover (13)	299,270	1.2%
All directors and executive officers as a group (7 persons) (14)	2,487,112	10.4%

*	Indicates beneficial ownership of less than 1.0% of the outstanding Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date hereof are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The Company has made restricted stock awards to executive officers under the Plan (“Restricted Stock Awards”). The shares of Common Stock issued under the Restricted Stock Awards are subject to certain vesting requirements and restrictions on transfers. The holders of such shares have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Compensation Committee determines otherwise at the time the Restricted Stock Award is granted. Each Restricted Stock Award becomes vested on the fourth anniversary of the respective date of grant, subject to the grantee’s continued employment with the Company or any subsidiary on each such vesting date and further subject to accelerated vesting in the event of a Change in Control or the grantee’s death, disability or termination of the grantee’s employment by the Company without cause. All shares of Common Stock issued under the Restricted Stock Awards are considered to be beneficially owned for purposes of computing the holders’ respective percentages of ownership in this table. Except for shares held jointly with a person’s spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. The Company has also made awards of stock units under the Plan (“Stock Unit Awards”). A Stock Unit Award is a grant of a number of hypothetical share units with respect to shares of Common Stock that are subject to vesting and transfer restrictions and conditions under a stock unit award agreement. The value of each unit is equal to the fair market value of one share of Common Stock on any applicable date of determination. The payment with respect to each unit under a Stock Unit Award may be made, at the discretion of the Compensation Committee, in cash or shares of Common Stock or in a combination of both. Stock Unit Awards are not included in this table since the grantee does not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the grantee pursuant to the terms of the related stock unit award agreement.

(2)	Applicable percentage of ownership is based on 24,028,800 shares of Common Stock outstanding.

(3)	Represents shares held as of December 31, 2005 as reported on Schedule 13G/A filed by William Blair & Company, LLC (“William Blair”). As reported on Schedule 13G/A, William Blair is a broker dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. William Blair has sole voting power and sole dispositive power of 2,869,339 shares of Common Stock of the Company.

(4)	Represents shares held as of December 31, 2005 as reported on Schedule 13G filed by Arbor Capital Management LLC (“Arbor Capital”). As reported on Schedule 13G, Arbor Capital is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Rick D. Leggott is the CEO and majority shareholder of Arbor Capital. Arbor Capital has been granted discretionary dispositive power over its clients’ securities and, in some instances, has voting power over such securities. Any and all discretionary authority which has been delegated to Arbor Capital may be revoked in whole or in part at any time. Mr. Leggott joined in the filing of Arbor Capital’s Schedule 13G, reporting beneficial ownership of the same securities beneficially owned by Arbor Capital as a result of his position with and stock ownership in Arbor Capital.

(5)	Represents shares held as of December 31, 2005 as reported on Schedule 13G filed by the respective stockholders. As reported on Schedule 13G, Janus Capital Management LLC (“Janus Capital”) has an indirect 77.5% ownership stake in Enhanced Investment Technologies, LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to this ownership structure, holdings for Janus Capital, Perkins Wolf and INTECH are aggregated for purposes of the shares reported on the December 31, 2005 Schedule 13G. Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment advisor or sub adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 2,040,111 shares of the Company held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(6)	Represents shares held as of December 31, 2005 as reported on Schedule 13G filed by MFS Investment Management (“MFS”). As reported on Schedule 13G, MFS has sole voting power of 1,789,150 shares of Common Stock and sole dispositive power of 1,824,500 shares of Common Stock of the Company of which shares are also beneficially owned by certain other non-reporting entities as well as MFS.

(7)	Represents 50,000 shares of Common Stock held by Mr. Scott Scherr, exercisable options to purchase 607,500 shares of Common Stock and 130,000 shares of Common Stock subject to Restricted Stock Awards. Excludes 15,576 shares of Common Stock subject to Stock Unit Awards.

(8)	Represents 10,000 shares of Common Stock held by Mr. Marc D. Scherr, 16,066 shares of Common Stock held by certain trusts established for the benefit of Mr. Marc D. Scherr’s children, exercisable options to purchase 530,835 shares of Common Stock and 85,000 shares of Common Stock subject to Restricted Stock Awards. Excludes 12,762 shares of Common Stock subject to Stock Unit Awards.

Mr. Marc D. Scherr disclaims beneficial ownership of the shares owned by the trusts established for the benefit of his children.

(9)	Represents exercisable options to purchase 225,500 shares of Common Stock held by Mr. Dauerman and 10,000 shares of Common Stock subject to Restricted Stock Awards.

(10)	Represents 2,000 shares of Common Stock held by Mr. FitzPatrick and exercisable options to purchase 58,290 shares of Common Stock.

(11)	Represents 18,238 shares of Common Stock held by Mr. Vander Putten and exercisable options to purchase 62,758 shares of Common Stock.

(12)	Represents 313,173 shares of Common Stock held by Mr. Wilber and exercisable options to purchase 68,482 shares of Common Stock.

(13)	Represents 34,230 shares of Common Stock held by Yanover Associates as of February 17, 2006 and a warrant to purchase 15,000 shares of Common Stock held by Yanover Associates, 44,743 shares held by Yanover Family Limited Partnership (“YFLP”), 106,600 shares held by a grantor retained annuity trust established by Mr. Yanover and for which Mr. Yanover serves as trustee, and exercisable options held by Mr. Yanover to purchase 98,697 shares of Common Stock. Mr. Yanover is the President of the general partner of Yanover Associates and an officer of the general partner of YFLP. Mr. Yanover disclaims beneficial ownership of the shares held by the YFLP.

(14)	Represents an aggregate of 595,050 shares of Common Stock, a warrant to purchase 15,000 shares of Common Stock, 225,000 shares of Common Stock subject to Restricted Stock Awards and exercisable options to purchase an aggregate of 1,652,062 shares of Common Stock. Excludes 28,338 shares of Common Stock subject to Stock Unit Awards.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers (Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman), and their ages as of February 17, 2006, are as follows:

Name	Age	Position(s)

Scott Scherr	53	Chairman of the Board, President and Chief Executive Officer
Marc D. Scherr	48	Vice Chairman of the Board and Chief Operating Officer
Mitchell K. Dauerman	48	Executive Vice President, Chief Financial Officer and Treasurer
James A. FitzPatrick, Jr.	56	Director
LeRoy A. Vander Putten	71	Director
Rick A. Wilber	59	Director
Robert A. Yanover	69	Director

Scott Scherr has served as President and a director of the Company since its inception in April 1996 and has been Chairman of the Board and Chief Executive Officer of the Company since September 1996. Mr. Scherr is also a member of the Executive Committee of the Board of Directors (the “Board”). In 1990, Mr. Scherr founded The Ultimate Software Group, Ltd. (the “Partnership”), the business and operations of which were assumed by the Company in 1998. Mr. Scherr served as President of the Partnership’s general partner from the inception of the Partnership until its dissolution in March 1998. From 1979 until 1990, he held various positions at Automatic Data Processing, Inc. (“ADP”), a payroll services company, where his titles included Vice President of Operations and Sales Executive. Prior to joining ADP, Mr. Scherr operated Management Statistics, Inc., a data processing service bureau founded by his father, Reuben Scherr, in 1959. He is the brother of Marc Scherr, the Vice Chairman of the Board of the Company, and the father-in-law of Adam Rogers, Senior Vice President of Development.

Mitchell K. Dauerman has served as Executive Vice President of the Company since April 1998 and as Chief Financial Officer and Treasurer of the Company since September 1996. From 1979 to 1996, Mr. Dauerman held various positions with KPMG LLP, serving as a Partner in the firm from 1988 to 1996. Mr. Dauerman is a Certified Public Accountant.

LeRoy A. Vander Putten has served as a director of the Company since October 1997, is Chairman of the Compensation Committee of the Board and is a member of the Audit Committee of the Board. Mr. Vander Putten served as the Executive Chairman of The Insurance Center, Inc., a holding company for 14 insurance agencies, from October 2001 to January 27, 2006. Previously, he served as the Chairman of CORE Insurance Holdings, Inc., a member of the GE Global Insurance Group, engaged in the underwriting of casualty reinsurance, from August 2000 to August 2001. From April 1998 to August 2000, he served as Chairman of Trade Resources International Holdings, Ltd., a corporation engaged in trade finance for exporters from developing countries. From January 1988 until May 1997, Mr. Vander Putten was Chairman and Chief Executive Officer of Executive Risk Inc., a specialty insurance holding company. From August 1982 to January 1988, Mr. Vander Putten served as Vice President and Deputy Treasurer of The Aetna Life and Casualty Company, an insurance company.

Robert A. Yanover has served as a director of the Company since January 1997 and is Chairman of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Yanover founded Computer Leasing Corporation of Michigan, a private leasing company, in 1975 and has served as its President since that time. Mr. Yanover also founded Lason, Inc., a corporation specializing in the imaging business, and served as Chairman of the Board from its inception in 1987 until 1998 and as a director through February 2001.

Information regarding Messrs. Marc D. Scherr, James A. FitzPatrick, Jr. and Rick A. Wilber is included under the heading “Proposal I — Election of Directors.”

EXECUTIVE COMPENSATION

The following table summarizes the compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 2005, 2004 and 2003 by the Company’s Chief Executive Officer and all other executive officers of the Company:

Summary Compensation Table

				Long-Term Compensation
		Annual		Restricted	Securities	All Other
	Fiscal	Compensation		Stock	Underlying	Compensation
Name and Position	Year	Salary	Bonus (1)	Award(s)($)(2)	Options(#)	($)(3)

Scott Scherr	2005	$500,000	$562,494	$1,173,500	80,000	$3,500
Chairman of the Board,	2004	500,000	275,000	—	100,000	3,250
President and Chief	2003	450,000	100,000	—	129,167	3,000
Executive Officer
Marc D. Scherr	2005	$450,000	$455,612	$666,250	60,000	$3,500
Vice Chairman and Chief	2004	450,000	225,000	—	75,000	3,250
Operating Officer	2003	400,000	75,000	—	98,417	3,000
Mitchell K. Dauerman	2005	$375,000	$168,750	$171,100	—	$3,500
Executive Vice President,	2004	350,000	150,000	—	25,000	3,250
Chief Financial Officer	2003	315,000	50,000	—	31,751	3,000
and Treasurer

(1)	Includes cash performance bonuses earned by the named executives in the respective years, and, in the cases of Messrs. Scott Scherr and Marc D. Scherr, for 2005, the grants of Stock Unit Awards in lieu of the portion of their cash performance bonuses earned that they elected to defer pursuant to the Plan. Upon their election to defer a portion of their earned cash bonuses, the Company matched 50% of the amounts deferred by Messrs. Scott Scherr and Marc D. Scherr, payable in Stock Unit Awards and included herein.

(2)	Includes shares of Common Stock subject to Restricted Stock Awards granted to the executive in 2005 under a Restricted Stock Award agreement and is calculated by multiplying the closing market price of the Company’s Common Stock on the date of grant by the number of shares granted. The aggregate number of restricted shares of Common Stock issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2005 was 70,000, 40,000 and 10,000, respectively. The value of such shares as of December 31, 2005 was $1,334,900, $762,800 and $190,700, respectively. These restricted shares vest upon the fourth anniversary of the respective date of grant, subject to the executive’s continued employment by the Company, or a subsidiary, on the vesting date and subject further to accelerated vesting in the event of a Change in Control, the executive’s death or disability or the termination of the executive’s employment by the Company without cause.

(3)	Consists of contributions by the Company to the Company’s 401(k) Plan on behalf of the executive officers indicated.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2005 to the Company’s Chief Executive Officer and all other executive officers of the Company.

	Individual Grants				Potential Realized Value
	Number of	% of Total			at Assumed Annual
	Securities	Options	Exercise		Rates of Stock Price
	Underlying	Granted to	or Base		Appreciation for Option
	Options	Employees	Price	Expiration	Term (1)
Name	Granted	in Fiscal Year	($/Sh)(2)	Date	5%	10%

Scott Scherr	80,000	12.27%	$15.90	5/17/15	$799,954	$2,027,240
Marc D. Scherr	60,000	9.20%	$15.90	5/17/15	599,965	1,520,430
Mitchell K. Dauerman	—	—	—	—	—	—

(1)	The potential realized value of each grant of options assumes that the market price of the underlying security appreciates in value from the date of grant to the end of the option (i.e., over the term of the option) at the annualized rates indicated.

(2)	The exercise or base price for stock options granted in 2005 to the Company’s Chief Executive Officer and all other executive officers of the Company listed above was equal to the market price of the underlying security at the date of grant.

Aggregated Option Exercises in Last Fiscal Year
and Option Values at Fiscal Year-End

The following table sets forth, for the Company’s Chief Executive Officer and all other executive officers of the Company, certain information concerning the exercise of stock options during fiscal year 2005, including the value of unexercised options as of December 31, 2005.

	Shares		Number of Securities		Value of Unexercised
	Acquired on	Value	Underlying Unexercised		In-the-Money Options at
	Exercise	Realized	Options at December 31, 2005		December 31, 2005 (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott Scherr	—	$—	587,709	142,291	$7,024,464	$920,419
Marc D. Scherr	50,000	557,000	543,731	107,104	6,795,537	677,855
Mitchell K. Dauerman	47,000	510,680	242,563	20,437	2,909,220	169,358

(1)	Options are in-the-money if the fair market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value at December 31, 2005 of $19.07 per share less the exercise price.

Change in Control Bonus Plans

In March 2004, the Board of Directors adopted two Change in Control Bonus Plans. One Plan provides for the payment of cash amounts to the Company’s three named executive officers upon a “change in control” of the Company. The other Plan provides for the payment of cash amounts in the event of a “change in control” to employees other than named executive officers of the Company designated by the Compensation Committee. (The two Plans are hereinafter referred to collectively as the “CIC Plan.”) A “change in control” would occur if more than 50% of the Company’s Common Stock were acquired by a person or entity other than the Company, a subsidiary or an employee benefit plan of the Company. There are other conditions that could result in a change in control event.

The amount of the payments to be made to the named executive officers under the CIC Plan is based upon the gross consideration received by the Company or its stockholders in the change in control transaction (the “CIC Consideration”). The aggregate amount of payments (including the “gross up” payments described below) that may be made to all participants under the CIC Plan may not exceed 4% of the CIC Consideration. To the extent this limit would otherwise be exceeded, the Compensation Committee would reduce one or more payments in its discretion in the manner that it determines to be equitable. No payments will be made under the CIC Plan to any participant whose employment with the Company is terminated prior to the consummation of the change in control transaction.

Under the CIC Plan, Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would be entitled to payments equal to 1.0%, 0.75% and 0.25%, respectively, of the CIC Consideration. To the extent that change in control payments to these individuals, whether under the CIC Plan or otherwise, would exceed the limitations of Section 280G of the Internal Revenue Code, they would be entitled to receive an additional “gross up” payment to indemnify them for the effect of the resulting excise tax imposed on the individuals, subject to the 4% aggregate limitation referred to above.

The Board may amend or terminate the CIC Plan at any time, provided that any resulting reduction in a participant’s right to payments is compensated for by an arrangement of comparable or greater value. Unless sooner terminated by the Board, the CIC Plan will automatically terminate on March 5, 2009.

Compensation Committee Report On Executive Compensation

The Compensation Committee is composed of three non-employee directors, Messrs. LeRoy A. Vander Putten (Chairman), Rick A. Wilber and Robert A. Yanover.

The Compensation Committee is responsible for developing and approving the Company’s compensation program for the executive officers, including the Chief Executive Officer, and other officers of the Company. In addition, the Compensation Committee administers the Company’s stock-based option plans and oversees such other benefit plans as the Company may from time to time maintain.

Compensation Philosophy

The executive compensation program is designed to attract and retain qualified executive officers who will contribute to the Company’s long-term success, to reward executive officers for achieving the Company’s strategic goals and to align the interests of the executive officers with those of the Company’s stockholders. This philosophy is reflected in a compensation package that is generally comprised of three elements (collectively, “Total Compensation”): (i) base salary, which is determined on the basis of the individual’s position and responsibilities with the Company; (ii) incentive performance awards payable in cash and tied to the achievement of personal performance goals and/or the Company’s achievement of specified financial and other performance targets; and (iii) long-term stock-based incentive compensation, which is related to the Company’s achievement of specified financial and other performance targets and which includes the granting of stock options and issuance of restricted stock awards and/or stock unit awards that create a link between executive compensation and the interests of the Company’s stockholders.

The Compensation Committee establishes Total Compensation levels for executives by comparison to industry compensation practices of other software and technology companies of comparable size (the

“Comparison”). In order to enhance its objectivity and independence, the Committee has, from time to time, obtained advice and/or recommendations of an outside compensation consulting firm, Watson Wyatt and Company (“Watson Wyatt”). In addition, the Compensation Committee reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group. Generally, the Chief Executive Officer provides recommendations for compensation changes to the Compensation Committee for its review. The Company generally sets the Total Compensation of the executive officers of the Company at the middle range of comparable sized companies via surveys and studies of those companies. The Compensation Committee believes Total Compensation for each of the executive officers is competitive with other software and technology companies of comparable size, based on the Comparison.

Base Salary

Our executive compensation program is designed to align executive performance with the financial and strategic objectives of the Company, to reward executive management for the successful performance of these objectives and to encourage the executives to be focused on building long-term success. Therefore, a portion of these employees’ total compensation is performance-based.

In order to attract and retain qualified executives, the Company provides base salaries it considers to be competitive. The base salaries of the Company’s Chief Executive Officer (“CEO”) and all other executive officers of the Company are shown in the “Salary” column of the Summary Compensation Table.

Incentive Compensation

From time to time, on a discretionary basis, the Compensation Committee approves (i) incentive performance awards payable in cash and tied to the achievement of performance goals (“Cash Bonuses”); and (ii) long-term stock-based incentive compensation. In order to provide incentives to new employees and in recognition of superior performance, promotions and increased responsibilities of executive officers and employees, the Company provides long-term stock-based incentive compensation payable through the issuance of (i) options to purchase shares of the Company’s Common Stock (“Stock Options”); (ii) Restricted Stock Awards; and/or (iii) Stock Unit Awards (collectively, “Stock-Based Compensation”). All employees of the Company are eligible for discretionary Cash Bonuses and Stock-Based Compensation, based on their individual achievement of performance goals and as approved by the Compensation Committee.

Incentive Performance Awards

Mr. Marc D. Scherr was granted Cash Bonuses aggregating $182,250 for 2005 (net of the Elected Deferral, defined and discussed below) and $225,000 in 2004. In 2005, the Cash Bonus was in connection with the Company’s performance measured against certain performance criteria under the Plan (as specifically designated by the Compensation Committee) related to growth in recurring revenues, earnings per share and operating expense containment (the “2005 Overall Company Objectives”).

Mr. Mitchell K. Dauerman was granted a Cash Bonus of $168,750 in 2005 in connection with the Company’s performance measured against the 2005 Overall Company Objectives.

Long-Term Stock-Based Incentive Compensation

During 2005, the Committee provided long-term stock-based incentive compensation to Mr. Marc D. Scherr based on his performance, the Comparison, his respective level of equity ownership in the Company, and the determination by the Compensation Committee to increase the equity related component of executive compensation, consistent with the recommendations of Watson Wyatt. During 2005, Mr. Marc D. Scherr received one grant of Stock Options to purchase 60,000 shares of Common Stock and two grants of Restricted Stock Awards aggregating 40,000 restricted shares of Common Stock.

During 2005, Mr. Mitchell K. Dauerman received one grant of Restricted Stock Awards for 10,000 restricted shares of Common Stock, which was based on his performance and the Comparison.

As approved by the Compensation Committee and provided for in the Plan, Marc D. Scherr deferred receipt of one-half of his cash performance bonus earned in 2005 in exchange for the grant of a Stock Unit Award under the Plan (the “Elected Deferral”). The amount of Marc D. Scherr’s Elected Deferral was $182,250 for 2005. Upon this election and at the direction of the Committee, the Company provided a matching contribution equal to one-half of the amount deferred (the “Company Match”). The amount of Marc D. Scherr’s Company Match was $91,112 (due to rounding down for fractional shares of Common Stock resulting from the calculation). The number of stock units subject to such Stock Unit Award, or 12,762 units for Mr. Scherr, was determined by dividing the total amount of cash bonus deferred (including the Company Match) by the fair market value of a share of the Company’s Common Stock on the date of payment of the non-deferred portion of the cash performance award. The Stock Unit Award resulting from the Elected Deferral was granted on a fully vested basis, with a deferred payment date of four years after the grant date. The Stock Unit Award resulting from the Company Match vests on the fourth anniversary of the date of grant, subject to Mr. Scherr’s continued employment with the Company, or any subsidiary, on such vesting date and subject further to accelerated vesting in the event of a Change in Control, Mr. Scherr’s death or disability or the termination of his employment by the Company without cause. The Stock Unit Awards granted as a result of the Elected Deferral and Company Match were earned in 2005 and issued in February 2006. The dollar value of the Stock Unit Awards earned by Mr. Marc D. Scherr is included in the “Bonus” column of the Summary Compensation Table.

Holders of Restricted Stock Awards have all rights of a stockholder including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Each Award becomes vested on the fourth anniversary of the respective date of grant, subject to the grantee’s continued employment with the Company or any subsidiary on each such vesting date.

Holders of Stock Unit Awards do not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the participant pursuant to the terms of the award agreement.

Compensation of Chief Executive Officer

The Compensation Committee determined the compensation for 2005 for the Company’s CEO, Mr. Scott Scherr, based primarily on the Comparison, Mr. Scott Scherr’s personal performance, the Company’s performance measured against the 2005 Overall Company Objectives, Mr. Scherr’s respective level of equity ownership in the Company and the determination by the Compensation Committee to increase the equity related component of executive compensation, consistent with the recommendations of Watson Wyatt.

Based on these factors, the Committee (i) did not change Mr. Scott Scherr’s base salary in 2005 from $500,000, his base salary in 2004; (ii) granted Cash Bonuses to Mr. Scott Scherr for 2005 aggregating $225,000 (net of the Elected Deferral discussed below) in connection with the Company’s performance measured against the 2005 Overall Company Objectives; and (iii) granted a Stock Option to purchase 80,000 shares of Common Stock and two grants of Restricted Stock Awards aggregating 70,000 restricted shares of Common Stock to Mr. Scott Scherr based on his performance, the Comparison and the determination by the Compensation Committee to increase the equity related component of executive compensation, consistent with the recommendations of Watson Wyatt.

As approved by the Compensation Committee and provided for in the Plan, Mr. Scott Scherr deferred receipt of one-half of his cash performance bonus earned in 2005, or $225,000, in exchange for the grant of a Stock Unit Award under the Plan. Upon this election and at the direction of the Committee, the Company provided a matching contribution equal to approximately one-half of the amount deferred, or $112,494 (due to rounding down for fractional shares of Common Stock resulting from the calculation). The number of stock units subject to such Stock Unit Award, or 15,756 units, was determined by dividing the total amount deferred (including the Company Match) by the fair market value of a share of the Company’s Common Stock on the date of payment of the non-deferred portion of the cash performance award. The Stock Unit Award resulting from the Elected Deferral was granted on a fully vested basis, with a deferred payment date of four years after the grant date. The Stock Unit Award resulting from the Company Match vests on the fourth anniversary of the date of grant, subject to Mr. Scherr’s continued employment with the Company or any subsidiary on such vesting date and subject further to accelerated vesting in the event of a Change in Control, Mr. Scherr’s death or disability or the termination of his employment by the Company without cause. The Stock Unit Awards granted as a result of the Elected Deferral and Company match were earned in 2005 and issued in February 2006. The dollar value of the Stock Unit Awards earned by Mr. Scott Scherr is included in the “Bonus” column of the Summary Compensation Table.

The Compensation Committee believes that Mr. Scott Scherr’s Total Compensation is in the middle range of chief executive officers of companies with market capitalizations substantially similar to that of the Company.

Tax Deductibility of Executive Compensation

In general, Section 162(m) of the Internal Revenue Code disallows a deduction for any compensation paid in excess of $1 million during a calendar year to any of the chief executive officer and the four most highly paid executive officers of publicly held companies, subject to an exception for compensation that qualifies as “performance-based compensation.” The Compensation Committee has endeavored, to the extent it deems consistent with the best interests of the Company and its stockholders, to obtain maximum deductibility of compensation paid to executive officers. For example, awards of stock options under the Plan satisfy the requirements for performance-based compensation under Section 162(m). However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee will award non-deductible compensation in appropriate circumstances. For 2005, all of the compensation paid by the Company was tax deductible, consistent with the limitations of Section 162(m).

LeRoy A. Vander Putten, Chairman
Rick A. Wilber
Robert A. Yanover
Members of the Compensation Committee

Audit Committee Report

The Audit Committee is composed of three non-employee directors, Messrs. Robert A. Yanover (Chairman), LeRoy A. Vander Putten and Rick A. Wilber, and operates under a written charter adopted by the Board. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, reviews the independence of the Company’s auditors and fulfills the other responsibilities provided for in its charter. The Audit Committee has sole authority to appoint the independent auditors and terminate their engagement.

Management is responsible for the Company’s consolidated financial statements, systems of internal control and the financial reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles. In addition, KPMG was responsible for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal controls over financial reporting as of December 31, 2005. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit

Committee’s charter. To carry out its responsibilities, the Audit Committee held five meetings during fiscal 2005.

The Audit Committee hereby reports as follows:

1. The Audit Committee reviewed and discussed the audited consolidated financial statements with management and has met with the independent registered public accounting firm, KPMG LLP, with and without management present, to discuss the results of their fiscal 2005 examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

2. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

3. The Audit Committee reviewed the written disclosures and letter received from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG LLP that firm’s independence from the Company and its management, including whether the independent auditor’s provision of non-audit services to the Company are compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Robert A. Yanover, Chairman
LeRoy A. Vander Putten
Rick A. Wilber
Members of the Audit Committee

KPMG LLP Fees

The following table presents fees for professional services rendered by the Company’s independent registered public accounting firm, KPMG LLP, for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting for the years ended December 31, 2005 and 2004, together with fees billed for other services rendered by KPMG LLP during those periods.

	2005	2004

Audit Fees (1)	$395,000	$465,000
Audit-Related Fees (2)	122,000	126,000
Tax Fees (3)	—	—
All Other Fees (4)	3,000	—

Total Fees	$520,000	$591,000

(1)	Consists of the aggregate fees incurred for the audits of the Company’s consolidated financial statements for fiscal years 2005 and 2004 and the reviews of the Company’s 2005 and 2004 quarterly reports on Forms 10-Q. The audit fees for the years ended December 31, 2005 and 2004 also include fees for services rendered in connection with Section 404 of the Sarbanes-Oxley Act internal controls audit work and, to a lesser extent, services performed in connection with reviews of the Company’s registration statements on Form S-8 in 2005 and Form S-3 in 2004 and the issuance of consents resulting from such reviews. During 2005, the Company filed a registration statement with the SEC on Form S-8 covering shares of Common Stock which become issuable under the Plan. During 2004, the Company filed a registration statement with the SEC on Form S-3 covering resales of Common Stock by investors.

(2)	Consists of fees incurred for services provided by KPMG LLP in relation to the issuances of Statement of Auditing Standards (SAS) 70 service auditors’ reports during 2005 and 2004.

(3)	There were no fees incurred for tax compliance services during 2005 and 2004.

(4)	Consists of the aggregate fees for products and services provided by KPMG LLP that were not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” During 2005, the Company purchased two licenses for KPMG’s Accounting Research OnLine software. There were no such products or services provided in 2004.

Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve services to be performed by the Company’s principal independent auditor prior to commencement of the specified service. Under the policy, the Audit Committee must pre-approve the provision of services by the Company’s principal auditor prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chairman of the Board, President and Chief Executive Officer, the Chief Financial Officer, or a designee of either with a statement as to whether, in their view, the request is consistent with the SEC rules on auditor independence. All of the services performed by KPMG LLP during 2005 and 2004 were pre-approved by the Audit Committee.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder returns on the Company’s Common Stock for the five year period covering December 31, 2000 through December 31, 2005, on a quarterly basis, with the cumulative total return of The Nasdaq Stock Market — US (the “Nasdaq Market”) Index and the RDG Software Composite Index for the same period.

Comparison of Five-Year Cumulative Total Return Among (1) the Company,
(2) the Nasdaq Market Index and (3) the RDG Software Composite Index

(1)	Assumes the investment of $100 on December 31, 2000 and reinvestment of dividends (no dividends were declared on the Company’s Common Stock during the period).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. James A. FitzPatrick, Jr. is a partner in the law firm Dewey Ballantine LLP, which provides legal services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were met during 2005, except that Mr. Scott Scherr inadvertently failed to report on a timely basis a single Stock Option grant to purchase shares of the Company’s Common Stock and a Restricted Stock Award grant, both issued on May 17, 2005. A Form 4 was filed one day late with the SEC for Mr. Scott Scherr reporting the respective transactions.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Under the rules of the SEC, any proposal by a stockholder to be presented at the 2007 Annual Meeting of Stockholders and to be included in the Company’s Proxy Statement must be received at the Company’s principal corporate office: 2000 Ultimate Way, Weston, Florida 33326, no later than the close of business on December 15, 2006. Proposals should be sent to the attention of the Secretary of the Company. Any such stockholder proposal must comply with the applicable rules of the SEC.

Under the Company’s By-Laws, proposals of Stockholders not included in the proxy materials may be presented at the 2007 Annual Meeting of Stockholders only if the Company’s Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to April 14, 2007, the first anniversary of the Proxy Statement in connection with the 2006 Annual Meeting of Stockholders (subject to exceptions if the 2006 Annual Meeting is advanced by more than thirty days and the proposal is a proper one for stockholder action).

OTHER MATTERS

Financial Statements

A copy of the Company’s Annual Report to Stockholders, including therewith a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, is being provided to stockholders of the Company with this Proxy Statement.

Other

The Company is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their best judgment.

By Order of the Board of Directors:

Vivian Maza
Secretary

Weston, Florida
April 14, 2006

002CS-10991

+

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.

1. To elect three directors to serve until the 2009 Annual Meeting.

	For	Withhold

01 - Marc D. Scherr	☐	☐

02 - James A. FitzPatrick, Jr.	☐	☐

03 - Rick A. Wilber	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	0 0 8 7 9 5 1	1 U P X	C O Y	+

001CD40001                 00JN5D

Proxy - The Ultimate Software Group, Inc.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2006
THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned, revoking all prior proxies, hereby appoints Mitchell K. Dauerman and Vivan Maza, with full power of substitution, as proxies to represent and vote, as designated herein, all the shares of Common Stock of The Ultimate Software Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 2000 Ultimate Way, Weston, Florida, on Tuesday, May 16, 2006, at 10:00 a.m. (E.D.T.), and at any adjournment thereof (the “Annual Meeting”).
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company prior to the Annual Meeting or shall vote in person at the Annual Meeting.
PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE